This GLOBAL CUSTODY AGREEMENT IS EFFECTIVE AS OF DECEMBER   , 2000 AND IS
between THE CHASE MANHATTAN BANK (THE "BANK") AND THE FUNDS FROM TIME TO TIME LISTED IN SCHEDULE 1 HERETO (each a "Customer" or the "Customer").

1.  CUSTOMER ACCOUNTS.

The Bank, acting as "Securities Intermediary", agrees to establish and maintain the following accounts ("Accounts"):

(a) A custody account in the name of the Customer ("Custody Account") for Financial Assets, which shall mean any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer, including as an "Entitlement Holder"; and

(b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

The Customer warrants its authority to: 1) deposit the cash and Financial Assets ("Assets") received in the Accounts and 2) give Instructions (as defined in Section 11) ("Instructions") concerning the Accounts. The Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.

Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

2.  MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN
LOCATIONS.

Unless Instructions specifically require another location acceptable to the
Bank:

(a) Financial Assets will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Financial
Assets are acquired: and

(b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time


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be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians or their securities depositories, such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3. SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

The Bank may act under this Agreement through the subcustodians listed in Schedule A of this Agreement with which the Bank has entered into subcustodian agreements ("Subcustodians). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.

The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule A. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

      The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

(a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act (the "Act"):

(b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof),
(iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S.- bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank, or (iv) any other entity that shall have been so qualified by exemptive rule or other appropriate action of the
SEC: and

(c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other[GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC
OMITTED][GRAPHIC OMITTED]

than the United States, which operates (1) the central system for handling securities or equivalent book-entries in that country or (2) a transitional system for the central handling of securities or equivalent book-entries.

The Customer represents that its Board of Trustees has approved each of the Subcustodians listed in Schedule A of this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Customer's fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Trustees resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

4.  USE OF SUBCUSTODIAN.

(a) The Bank will identify Assets on its books as belonging to the Customer.

(b) A Subcustodian will hold Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

(c) Any Assets in the Accounts held by a Subcustodian will be subject only to the Instructions of the Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian will be subject only to the Instructions of such Subcustodian.

(d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

5.  DEPOSIT ACCOUNT TRANSACTIONS.

(a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

(b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

(c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with


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interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.

6.  CUSTODY ACCOUNT TRANSACTIONS.

(a) Financial Assets will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

(b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. Otherwise, such transaction will be credited or debited to the Accounts on the date cash or Financial Assets are actually received by the Bank and reconciled to the Accounts.

(i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction.

(ii) If any Financial Assets delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.  ACTIONS OF THE BANK.

The Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will perform the following functions.

(a) ' Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.



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(b)        Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Financial
Assets.

(c)        Exchange interim receipts or temporary Securities for definitive
Securities.

(d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, affiliates of the Bank or any Subcustodian.

(e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.  CORPORATE ACCOUNTS; PROXIES; TAX RECLAIMS.

Whenever the Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

 . When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar -Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person, as defined in Section 10, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good



[GRAPHIC OMITTED][GRAPHIC OMITTED]

faith, to be appropriate in which case it shall be held harmless for any such action.

The Bank will deliver proxies to the Customer or its designed agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted, and where bearer Financial Assets are involved, proxies will be delivered in accordance with Instructions.

Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

The provision of tax reclaim services by Bank is conditional on Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner (i) a declaration of the beneficial owner's identity and place of residence and (ii) certain other documentation (PRO FORMA copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this subclause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.

Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (ii) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax income is the result of (x) Customer's failure to comply with the terms of this paragraph or (y) Bank's own acts or omissions; provided, however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay withhold or report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.

9. NOMINEES.

Financial Assets which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may, without notice to the Customer, cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10. Authorized Persons.

As used in this Agreement the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11. Instructions.

The term "Instructions" means Instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded.

Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone Instructions received or the Bank's failure to produce such confirmation at any subsequent time. Either Party may electronically record any Instructions given by telephone,


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and any other telephone discussions with respect to the Custody Account. The
Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

Account transactions made pursuant to Sections 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and the Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

(a) In connection with the purchase or sale of Financial Assets at prices as confirmed by Instructions.

(b) When Financial Assets are called, redeemed or retired, or otherwise become payable.

(c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

(d) Upon conversion of Financial Assets pursuant to their terms into other securities.

(e) Upon exercise of subscription, purchase or other similar rights represented by Financial Assets.(f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

(g) In connection with any borrowings by the Customer requiring a pledge of Financial Assets, but only against receipt of amounts borrowed.

(h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

(i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed.

(j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Bank, its Subcustodian or the Customer's transfer agent.

(k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange,


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or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

(1) For release of Financial Assets to designated brokers under covered call options, provided, however, that such Financial Assets shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Financial Assets which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive the Financial Assets previously deposited from brokers. The Bank will act strictly in accordance with Instructions in the delivery of Financial Assets to be held in escrow and will have no responsibility or liability for any such Financial Assets which are not returned promptly when due other than to make proper request for such return.

(m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Financial Assets or related transactions.

(n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Financial Assets to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer.

(o)        Upon the termination of this Agreement as set forth in Section 14(i).

Should the California Department of Insurance (the "Department") succeed to control of the Trust's assets in the event of the insolvency of the Trust, the Custodian shall, upon notice of such succession in writing to the Custodian by the Department, recognize the Department's succession to the Trust's rights and obligations under this Agreement and, accordingly, will cease to accept Instructions from Authorized Persons of the Trust and shall accept Instructions hereunder from those persons identified to the Custodian in writing by the Department as Authorized Persons of the Department. Custodian shall be without liability for following Instructions from the Department, consistent with this Agreement and specifically paragraph 12 below.

12.  STANDARD OF CARE; LIABILITIES.

(a)   The Bank shall assume entire responsibility for all Financial Assets in the Custody Account and Cash held in the Deposit Account and any of the Financial Assets or Cash while in the possession of the Bank, any Subcustodian or securities depository or in the possession or control of any employees, agents or other personnel of the Bank, any Subcustodian or securities depository, and shall be liable to the Customer for any loss to the Customer occasioned by any destruction of the Financial Assets or Cash so held or while in such possession, by any robbery, burglary, larceny, theft or embezzlement by any employees, agents or personnel of the Bank, any Subcustodian or securities depository, and/or by virtue of the disappearance of any of the Financial Assets or Cash so held or while in such possession, with or without any fault attributable to the Bank ("fault attributable to the Bank" for the purposes of this Agreement being deemed to mean any negligent act or omission, robbery, burglary, larceny, theft or embezzlement by any employees or agents of the Bank, any Subcustodian or securities depository). In the event of the Bank's discovery or notification of any loss of Financial Assets or Cash, the Bank shall promptly notify the Customer and reimburse the Customer to the extent of the market value of the missing Financial Assets or Cash as at the date of the discovery of such loss. The Customer shall not be obligated to establish any negligence, misfeasance or malfeasance on the Bank's part from which such loss resulted, but the Bank shall be obligated hereunder to make such reimbursement to the Customer under the discovery or notice of such loss, destruction or theft of such Financial Assets or Cash. The Bank may, at its option, insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Customer.

(b)   All collections of funds or other property paid or distributed in respect of Financial Assets held in the Custody Account shall be made at the risk of the Customer.

(c)   Notwithstanding any other provision of this Agreement to the contrary, neither the Bank nor any Subcustodian or securities depository shall be responsible for (i) losses resulting from war or from the imposition of exchange control restrictions, confiscation, expropriation or nationalization of any Financial Assets or assets of the issuer of any Financial Assets, or (ii) losses resulting from any negligent act or omission of the Customer or any of its affiliates, or any robbery, theft, embezzlement or fraudulent act by any employee or agent of the Customer or any of its affiliates. Neither the Bank nor any Subcustodian shall be liable for any action taken in good faith upon Instructions of an Authorized Person or upon any certified copy of any resolution of the Board of Directors of the Customer, and may rely upon the genuineness of any such document which it may in good faith believe to be validly executed.

(d)   Notwithstanding any other provision in this Agreement to the contrary, it is agreed that the Bank's sole responsibility with respect to losses under Section 12(a) hereof shall be to pay the Customer the amount of any such losses as provided in Section 12(a) (subject to the limitation provided in Section 12(e) hereof). This limitation does not apply to any liability of the Bank under Section 12(f) hereof.

(e)   As soon as practicable after June 1 of every year, the Customer shall provide the Bank with the amount of its total net assets as of the close of business on such date (or if the New York Stock Exchange is closed on such date, then as of the close of business on the next day on which the New York Stock Exchange is open for business). It is understood by the parties to this Agreement:

(i)   that the Bank has entered into substantially similar custody or subcustody agreements with other mutual funds having as its investment manager or adviser either Franklin Templeton Investments Corp. ("FTIC") or a company which is affiliated with FTIC (collectively, with the Customer, the "Templeton Funds"); and

(ii)  that the Bank may enter into substantially similar custody agreements with or in respect of additional Templeton Funds.

           Each of such custody agreements with each of such other Templeton Funds contains (or will contain) a "Standard of Care" section similar to Section 12(a) through 12(g) hereof, except that the limit of the Bank's liability is (or will be) in varying amounts for each Fund, with the aggregate limits of liability in all such agreements, including this Agreement, currently amounting to $150,000,000.

           On June 1, the Bank will total or will cause a Subcustodian to total the net assets reported by each of the Templeton Funds, including the Customer, and calculate the percentage of the aggregate net assets of all the Templeton Funds that is represented by the net asset value of the Customer. Thereupon, the Bank will allocate to this Agreement that proportion of its total of the $150,000,000 responsibility undertaking which is substantially equal to the proportion which the Customer's net assets bears to the total net assets of all such Templeton Funds, subject to adjustments for claims paid as follows: all claims previously paid to the Customer shall first be deducted from its proportionate allocable share of the $150,000,000 responsibility, and if the claims paid to the Customer amount to more than its allocable share of the responsibility, then the excess of such claims paid to the Customer shall diminish the balance of the $150,000,000 responsibility available for the proportionate shares of all of the other Templeton Funds having similar custody agreements with the Bank. Based on such calculation and on such adjustment for claims paid, if any, the Bank shall thereupon notify the Customer of such limit of liability under this
Section 12 (e) which will be available to the Customer with respect to (i) losses in excess of payment allocations for previous years, and (ii) losses discovered during the next year this Agreement remains in effect and until a new determination of such limit of responsibility is made on the next succeeding June 1. In the event such limit of responsibility is changed, all references in this paragraph to $150,000,000 shall be deemed to refer to the new limit or responsibility.

(f) Independently of the Bank's liability to the Customer as provided in Section 12(a) hereof (it being understood that the limitations in Sections 12(d) and 12(e) hereof do not apply to the provisions of this Section 12(f), the Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in express Instructions given to the Bank which are not contrary to the provisions of this Agreement. The Bank will and will cause Subcustodians to use and require the same care with respect to the safekeeping of all Financial Assets held in the Custody Account and Cash held in the Deposit Account as the Bank uses in respect of its own similar property, but the Bank need not maintain any insurance for the benefit of the Customer. With respect to Financial Assets and Cash held outside the United States, the Bank will be liable to the Customer for any loss to the Customer resulting from any disappearance or destruction of such Financial Assets or Cash while in the possession of any Subcustodian or securities depository, to the same extent as the Bank would be liable to the Customer if the Bank had retained physical possession of such Financial Assets and Cash in New York. It is specifically agreed that the Bank's liability under this Section 12(f) is entirely independent of its liability under Section 12(a). Notwithstanding any other provision in this Agreement to the contrary, in the event of any loss giving rise to liability under this
Section 12(f) that would also give rise to liability under Section 12(a), the amount of such liability shall not be charged against the amount of the limitation on liability provided in Section 12(d).

(g) The Bank shall be entitled to the advice of counsel (who may be counsel for the Customer) at the expense of the Customer in connection with carrying out duties hereunder and in no event shall the Bank be liable for any action taken or omitted to be taken by it in good faith pursuant to such advice of counsel. If, in the absence of fault attributable to the Bank and in the course of or in connection with carrying out its duties and obligations hereunder, any claims or legal proceedings are instituted against the Bank or any Subcustodian by third parties, the Customer will hold the Bank and such Subcustodian harmless against any claims, liabilities, costs, damages or expenses incurred in connection therewith and, if the Customer so elects, the Customer may assume the defense thereof with counsel satisfactory to the Bank, and thereafter shall not be responsible for any further legal fees that may be incurred by the Bank or such Subcustodian, provided, however, that all of the foregoing is conditioned upon the Customer's receipt from the Bank or such Subcustodian of prompt and due notice of any such claim or proceeding.


13.  FEES AND EXPENSES.

The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing, together with the Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.

14. MISCELLANEOUS.

(a) Foreign Exchange Transactions. To facilitate the administration of the Customers trading and investment activity, the Bank is authorized to enter into spot -or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its


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subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement, shall apply to such transaction.

(b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(c) Access to Records. The Bank shall allow the Customers independent public accountants reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customers books and records. Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

(d) Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

(e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (check one):

employee benefit plan or other assets subject to the Employee

Retirement Income Security Act of 1974; as amended ("ERISA");

X mutual fund assets subject to Securities and Exchange Commission

("SEC") rules and regulations; or neither of the above.

This Agreement consists exclusively of this document together with Schedule A and the following rider(s) (check applicable rider(s)]:

      ERISA
X MUTUAL FUND
      SPECIAL TERMS AND CONDITIONS

There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.



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(f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of any such provision and the remaining provisions, under other circumstances or in other jurisdictions will not in any way be affected or impaired.

(g) Waiver. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing;

Bank:                The Chase Manhattan Bank
                     4 Chase MetroTech Center, 18th Floor
                     Brooklyn, NY 11245
                     Attention: Global Securities Services

Customer:            [Name of Fund]
                     777 Mariners Island Blvd.
                     San Mateo, California 94404
                     Attention: Di Loo-Tam
                         Fund Accounting

with a copy to:
                     Templeton Group of Funds
                     Broward Financial Center
                     500 East Broward, Suite 2100
                     Ft. Lauderdale, Florida 33394-3091

Attention: Jim Baio
Fund Accounting

(i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty days following receipt of a



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notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, and consistent with the requirements of the Investment Company Act of 1940, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.

The Funds listed in Schedule 1 hereto

By

Kenneth 'V. Domingues
Vice President and Treasurer

THE CHASE MANHATTAN BANK

By
Title


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MUTUAL FUND RIDER TO GLOBAL CUSTODY AGREEMENT Between The Chase Manhattan
Bank and
The Funds listed in Schedule 1 hereto effective as of December   , 2000

Customer represents that the Assets being placed in the Bank's custody are subject to the Act, as the same may be amended from time to time.

Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation or interpretation promulgated by or under the authority of the Securities and Exchange Commission or the Exemptive Order applicable to accounts of this nature issued to the Bank (investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities and Exchange Commission.



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                                  Schedule 1

Franklin Global Growth Fund
Franklin Global Aggressive Growth Fund

Address:
Franklin Templeton
San Mateo, CA